SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            __________________

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the
                   	SECURITIES EXCHANGE ACT OF 1934

                              November 3, 2004

                        Transax International Limited
             (Exact Name of Registrant as Specified in Charter)



                   Colorado             00-27845       84-1304106
         (State or other jurisdiction (Commission     (IRS Employer
              of incorporation)       File Number) Identification No.)


        7545 Irvine Center Drive, Suite 200, Irvine, CA       92618
          (Address of principal executive offices)         (Zip code)

      Registrant's telephone number, including area code: (949) 623-8316



Item 1.01 Entry into a Material Definitive Agreement.

      On October 25, 2004, Transax International Limited (`the Company"), entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners LP will pay the Company 97% of, or a 3% discount to, the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $200,000 per weekly advance and $1,000,000 per 30 days.


      Cornell Capital Partners, LP received a one-time commitment fee in the form of $200,000 of convertible compensation debentures under the Standby Equity Distribution Agreement. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into shares of our common stock at a price per share of 100% of the lowest closing bid price for three trading days immediately preceding the conversion date. Cornell Capital Partners may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.


      The Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Pursuant to the Securities Purchase Agreement, the Company shall issue up to $250,000 of convertible debentures to Cornell Capital Partners, LP. The $250,000 will be disbursed as follows: (i) $125,000, within five days of the closing of all the transaction documents with Cornell Capital Partners, LP and (ii) $125,000, within five days of the filing of a registration statement related to the shares issuable upon conversion of the convertible debentures. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by stock pledged by certain shareholders of the Company. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.


      The company engaged Monitor Capital, Inc. a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, we agreed to issue Monitor Capital Inc. shares of our common stock in an amount equal to $10,000 divided by the volume weighted average price of our common stock, as quoted on Bloomberg LP, on October 25, 2004.

Item 2.03 Creation of a Direct Financial Obligation

      See Item 1.01 Above

Item 3.02 Unregistered Sales of Equity Securities.

      See Item 1.01 Above

Item 9.01. Financial Statements and Exhibits.

      (a) Not applicable
      (b) Not applicable
      (c) Exhibit No. Description

Exhibit      Description                                    Location
Exhibit 99.1 Standby  Equity Distribution  Agreement  dated Provided herewith
             October 25, 2004
Exhibit 99.2 Registration  Rights  Agreement  dated October Provided herewith
             25, 2004
Exhibit 99.3 Compensation Debenture dated October 25, 2004  Provided herewith
Exhibit 99.4 Placement  Agent  Agreement dated October  25, Provided herewith
             2004
Exhibit 99.5 Securities Purchase  Agreement  dated  October Provided herewith
             25, 2004
Exhibit 99.6 Investor  Registration  Rights Agreement dated Provided herewith
             October 25, 2004
Exhibit 99.7 Secured Debenture dated October 25, 2004       Provided herewith




                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004 TRANSAX INTERNATIONAL LIMITED


                       By:   /s/ Stephen Walters
                       Name: Stephen Walters
                       Title:President, Chief Executive Officer and Director